Consent of Independent Certified Public Accountants

     We have issued our report dated June 26, 1998 accompanying the financial statements of Insured Municipals Income Trust and Investors' Quality Tax-Exempt Trust, Multi-Series 160 as of April 30, 1998, and for the period then ended, contained in this Post-Effective Amendment No. 7 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".






                                        Grant Thornton LLP



Chicago, Illinois
August 25, 1998